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                                                                   Exhibit 10.21

                             Verisity Design, Inc.
                      Form of Software License Agreement

This Software License Agreement ("Agreement") is entered into effective as of ________, 2000 the "Effective Date"), by and between Verisity Design, Inc., a California corporation ("Verisity"), and ___________, a (state) corporation ("Licensee") with reference to the following:

                                  Background
                                  ----------

A. Verisity is in the business of licensing certain software programs generally known as Specman Elite, as more fully described in Exhibit A attached hereto (the "Licensed Program").

B. Licensee desires to obtain (i) a license to the Licensed Program and such separate printed documentation ("Documentation") as Verisity generally makes available to its licensees in connection with the Licensed Program, and (ii) access to certain maintenance and technical support services in connection with the Licensed Program, and Verisity desires to grant such a license and provide such services on the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                   License.

     1.1 Subject to Licensee's compliance with the terms and conditions of this Agreement, Verisity grants to Licensee, and Licensee accepts from Verisity, for each Licensed Copy (as defined below), a nonexclusive, nontransferable license to (A) maintain the executable form of the Licensed Program within a single server with an associated Host ID ("Server") associated with workstations or computers ("Clients") at a Licensed Server Location, all as specified in Exhibit A, and (B) load the executable form of the Licensed Program into computer memory, and execute the same within a single Client associated with such memory, provided that: (i) no more than that number of copies of the Licensed Program as Licensee has paid the applicable License Fee as specified in Exhibit A (each, a "Licensed Copy") may be simultaneously loaded into computer memory and executed on associated Clients; (ii) such memory and associated Clients must be owned or leased by Licensee; and (iii) Licensee will make no use of the Licensed Program for other than its intended uses that are directly related to the internal business operations of Licensee, and will not make any use thereof to offer the benefits or services of the Licensed Program to third parties, whether such arrangement is in the nature of a service bureau, out-sourcing service, joint development relationship or any other similar service or business. In addition to the foregoing, Licensee acknowledges and agrees that in order to enforce the limitation on the number of Licensed Copies which may be simultaneously loaded and executed, the Licensed Program operates with certain third party license management software (the "License Manager") that is only effective if all Clients on which the Licensed Program operates are at all times capable of communicating via a local area network (in which all Clients are within a five mile radius of the Licensed Server Location) with the License Manager; therefore, the Licensed Program may not be executed on any Client that is not in direct communication at all times with the License Manager on such a network. Licensee may make and hold two copies of the Licensed Program for temporary backup use and/or archival purposes. All of Licensee's rights to use the Licensed Program are expressly stated herein; there are no implied rights.

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     1.2  It is anticipated that the Licensee may desire to acquire one or more additional licenses to the Licensed Program, including licenses to additional Licensed Copies, Host IDs, Servers, Clients, and Licensed Server Locations. Any such additional license will be governed by the terms and conditions of this Agreement absent a written agreement clearly modifying the terms of this Agreement and executed by both parties.

                                  ARTICLE II
                             Third Party Software.

     2.1 Licensee acknowledges that operation of the Licensed Programs requires use of certain third party software as specified in attached Exhibit A, that except as expressly set forth in Exhibit A, Verisity will not provide such third party software to Licensee, and that Licensee will have the sole responsibility to obtain valid licenses to such third party software at Licensee's sole expense.

                                  ARTICLE III
                           Additional Restrictions.

     3.1 Licensee may not use, copy, modify, display, sublicense or print the Licensed Program or the Documentation, in whole or in part, except as expressly provided in this Agreement. Without limiting the generality of the foregoing, Licensee will abide by the following additional restrictions on the use and copying of the Licensed Program and Documentation:

          (a)  No Modification. Licensee will make no modification to, or
               ---------------
adaptation of, the Licensed Program or the Documentation nor merge either of them into any other programs or other materials. Licensee will have no access to, or rights or license to modify, the source code for the Licensed Program. Licensee will not attempt, or allow others under its control to attempt, to obtain or derive information from or about the Licensed Program through disassembly, decompiling, reverse engineering, or other means.

          (b)  Markings. All titles, trademarks, copyright notices and other
               --------
proprietary markings must be reproduced on all permitted copies of the Licensed Program and Documentation. Licensee will not remove such titles, trademarks, copyright notices or other proprietary markings.

                                  ARTICLE IV
                             Proprietary Matters.

     4.1  Ownership. Licensee acknowledges that the Licensed Program and the
          ---------
Documentation, including all associated copyrights, patents, trademarks, trade secrets and other intellectual property and proprietary rights with respect thereto, are, and at all times will be, the sole property of Verisity and/or its licensors, even if suggestions made by Licensee are incorporated into subsequent versions of the Licensed Program or the Documentation.

     4.2  Confidential Information. Licensee acknowledges that the Licensed
          ------------------------
Program and the Documentation, including without limitation all aspects of the Licensed Program (e.g., the source code, methods of processing, specific design and structure of individual programs and

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their interaction and unique programming techniques employed therein as well as screen formats), Verisity's proprietary "e" language, and benchmark results or other performance related measurements relating to the Licensed Program, constitute valuable trade secrets of Verisity and its licensors. Verisity and Licensee acknowledge that, in the course of dealings between the parties, each party will acquire information, identified as confidential, about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. Each party will hold such information, which is identified as being confidential, and Licensee will hold the Licensed Program and the Documentation, as well as the terms of this Agreement, in strict confidence and will not disclose or reveal the same to third parties except for any information generally available to or known to the public, independently developed outside the scope of this Agreement, lawfully disclosed by a third party, or required to be disclosed to a tribunal, provided that in the case of required disclosures to tribunals, the receiving party will notify the disclosing party prior to such disclosure to allow the disclosing party to obtain protective orders maintaining the confidentiality of such information. Notwithstanding the foregoing, Licensee is not prohibited from using the Licensed Program in the intended operational environment where the operation of same may be observed by persons other than Licensee.

                                   ARTICLE V
                  Maintenance and Technical Support Services.

     5.1 For such periods as Licensee fully pays the Maintenance Fee as described in Article 6.2 below, Verisity will provide the services to Licensee as are described in Exhibit B attached hereto (the "Services").

                                  ARTICLE VI
                         License Fee; Maintenance Fee.

     6.1  License Fee. In consideration for the licenses granted to Licensee in
          -----------
this Agreement, Licensee will pay to Verisity the License Fee set forth in Exhibit A with respect to each Licensed Copy of the Licensed Program. Upon delivery of the Licensed Program to Licensee's Delivery Site, Verisity will deliver an invoice to Licensee setting forth the applicable Licensee Fee and the Initial Maintenance Term's Maintenance Fee as set forth in Exhibit A, and Licensee will pay the same in full within thirty (30) days after receipt of such invoice.

     6.2  Maintenance Fee. In consideration for the Services to be performed by
          ---------------
Verisity as described in Exhibit B, Licensee will pay to Verisity a fee (the "Maintenance Fee"), to be determined and paid as follows:

          (a) The Maintenance Fee payable with respect to the Initial Maintenance Term (as defined in Article 7.2 below) will be paid with the License Fee invoiced to Licensee and payable pursuant to Article 6.1 above.

          (b) The Maintenance Fee payable with respect to each Renewal Maintenance Term (as defined in Article 7.2 below) will be invoiced by Verisity to Licensee at least thirty (30) days before the expiration of the prior Maintenance Term, and must be paid in full within thirty (30) days after the invoice date.

          (c) Because the cost of providing Services depends on a number of unpredictable facts, such as the magnitude of improvements in New Releases, Verisity may

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adjust the Maintenance Fee for any Renewal Maintenance Term by written notice to
Licensee prior to the expiration of the immediately prior Maintenance Term.

          (d) Licensee will not have the option of paying the Maintenance Fee with respect to less than the total number of Licensed Copies of the Licensed Program, except to the extent that (A) Licensee wishes to terminate the Services entirely as provided in Article 7.3 below, or (B) Licensee notifies Verisity that the scope of the license granted in Article 1 is to be reduced to include only that number of Licensed Copies as to which Licensee has paid the Maintenance Fee, as provided in Article 7.3 below.

     6.3  Form of Payment; Taxes; Late Payments. All payments are due in United
          -------------------------------------
States dollars. The amount of the stated License Fee and Maintenance Fee do not include any taxes, duties or other governmental charges levied or which may be levied in respect of such fees or the services performed hereunder. Licensee agrees to pay all such taxes, duties and governmental charges, regardless of when they may come due, or to reimburse Verisity for same if Verisity is required by applicable law to collect and pay over same to the relevant taxing authority. Verisity reserves the right to apply a service charge to the unpaid balance at the rate of 1.5% per month (but in no event more than the maximum rate allowed by law) for any fee or other amount not paid within thirty (30) days after the due date. In addition, if Licensee fails to pay any invoice when due, Verisity will have the right to institute collection procedures to recover same and all costs incurred by Verisity will be paid by Licensee.

                                  ARTICLE VII
                             Term and Termination.

     7.1  License Term. Subject to Article 7.3, below, the term of this
          ------------
Agreement and the licenses granted hereunder shall be the term as set forth in Exhibit A upon payment of the License Fee (non-perpetual licenses may contain the option to renew the license upon payment of a renewal License Fee) with respect to each Licensed Copy.

     7.2  Maintenance Term; Renewal. The Services obligations of Verisity for
          -------------------------
each license under Article 5 above will commence upon the delivery of the Licensed Program to Licensee ("Commencement") (provided that Licensee has paid the Initial Maintenance Term's Maintenance Fee) and will expire at the end of business on the date one year from Commencement or upon termination of the license, whichever is earlier (the "Initial Maintenance Term"). Unless the license has been terminated, such Services obligations will automatically renew on the anniversary of Commencement each year during the term of this Agreement for additional one (1) year periods (each, a "Renewal Maintenance Term"), provided that Licensee pays the applicable Maintenance Fee prior to the due date therefor, provided that any Renewal Maintenance Term commencing after seven years from Commencement of the Initial Maintenance Term must be by mutual written agreement of the parties. Reinstatement of lapsed Services will be subject to the payment of applicable reinstatement fees equal to the prorated sum of Maintenance Fees which would have been payable during the lapsed period plus 10%.

     7.3  Termination. Licensee may terminate its right to obtain the Services
          -----------
under this Agreement at any time upon written notice to Verisity, subject to compliance with the provisions of this Article 7. Licensee may also terminate the license granted in Article 1 above as to any Licensed Copy of the Licensed Program upon notice to Verisity, provided that Verisity will have no obligation to refund any portion of the License Fee or current Maintenance Fee in connection therewith. In addition to any other right to terminate this Agreement expressly provided herein, Verisity may terminate this Agreement, including the licenses granted under this Agreement, if Licensee fails to perform any of its material obligations hereunder or otherwise

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materially breaches this Agreement and fails to effect the cure of such failure or breach within thirty (30) days after written notice thereof, provided that Verisity may terminate only its Services, but not the licenses granted hereunder, in the event Licensee fails to pay the Maintenance Fee when due.

     7.4  Effect of Termination. Termination of this Agreement or the licenses
          ---------------------
granted hereunder will not limit either party from pursuing any other remedies available to it, including injunctive relief, nor will termination relieve Licensee of its obligation to pay all fees and other amounts that accrued prior to the effective date of termination. The rights and obligations of the parties as provided in this and the following provisions of this Agreement will survive any termination of this Agreement: Articles 4, 6.3 (to the extent of any outstanding payment obligations), 7.5, 8, and 9.

     7.5  Return of Licensed Program. Upon termination of this Agreement or the
          --------------------------
licenses granted hereunder, Licensee will make no further use of the Licensed Program or the Documentation; and, within ten (10) days after such termination, Licensee will either destroy or return to Verisity the originals and all copies of the Licensed Program and the Documentation in the possession or under the control of Licensee, and certify in writing to Verisity that Licensee no longer possesses or controls any copies of the Licensed Program or the Documentation and is otherwise in compliance with the terms of this Agreement which survive the termination. The foregoing obligations apply to copies of the Licensed Program and the Documentation in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or combined with other materials.

                                 ARTICLE VIII
                             Warranty; Liability.

     8.1  Non-infringement Warranty and Indemnity. Verisity represents and
          ---------------------------------------
warrants that it has the right to license the Licensed Program and Documentation on the terms and conditions set forth in this Agreement, and that use of the Licensed Program within the scope of such license does not infringe any United States copyright or misappropriate any trade secret of a third party. Verisity will indemnify and hold Licensee harmless from and against all damages, liabilities, costs and expenses (including reasonable fees of counsel and other professionals) incurred by Licensee arising out of a breach of the warranty in this Article 8, provided that Licensee promptly notifies Verisity of any third party claim or action which alleges such infringement or misappropriation, and grants Verisity the sole control of the defense of any such action, including all negotiations for its settlement or compromise. If Licensee is a defendant in such action, it may participate at its expense. Verisity will use commercially reasonable efforts to mitigate any damages arising out of a judicial determination that use of the Licensed Program infringes third party copyrights or trade secrets by either (A) delivering a non-infringing version of the Licensed Program, or (B) obtaining a license from the third party such that the use of the Licensed Program as contemplated hereunder is no longer infringing, or (C) if neither of the foregoing actions are commercially practicable, Verisity may terminate this Agreement and the license granted hereunder, in which case Verisity will refund to Licensee a portion of the License Fee actually paid to Verisity for the Licensed Program on an equitable basis taking into consideration such factors as the useful life of the Licensed Program and the period of time during which Licensee enjoyed its use.

     8.2  No Other Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 8,
          -----------------
VERISITY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO ANY ASPECT OF THE LICENSED PROGRAM, THEIR OPERATION OR THE SERVICES TO BE PERFORMED BY VERISITY

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HEREUNDER, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS
FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, CAPACITY, PERFORMANCE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

     8.3  Limitation on Liability. Licensee acknowledges that Verisity has not
          -----------------------
priced the Licensed Program to contemplate the risks of reliance by Licensee on the Licensed Program or to have or assume substantial liability or responsibility for Licensee's decisions. Accordingly, IN NO EVENT WILL VERISITY BE LIABLE TO LICENSEE FOR LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF SAVINGS, LOSS OF USE, LOSS OR CORRUPTION OF DATA OR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER UNDER TORT, CONTRACT OR OTHER THEORIES OF RECOVERY, EVEN IF VERISITY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE EXCLUSIVELY BEARS FULL AND COMPLETE LIABILITY AND RESPONSIBILITY FOR ITS USE AND RELIANCE ON THE LICENSED PROGRAM, EVEN IF SUCH USE WERE TO PRODUCE INCORRECT INFORMATION OR ERRONEOUS RESULTS. IN NO EVENT WILL VERISITY'S TOTAL LIABILITY UNDER THIS AGREEMENT OR AS A RESULT OF THE LICENSE AND USE OF THE LICENSED PROGRAM EXCEED THE AGGREGATE AMOUNT OF THE LICENSE FEE ACTUALLY PAID UNDER THIS AGREEMENT BY LICENSEE TO VERISITY. Licensee agrees that the foregoing represents a fair allocation of risk hereunder and is a material inducement to Verisity's entering into this Agreement.

                                  ARTICLE IX
                                Miscellaneous.

     9.1  Notices. All notices will be given in writing and will be sent by
          -------
certified mail, postage prepaid and return receipt requested, or transmitted by facsimile if confirmed by such mailing, to the address indicated for the receiving party on the signature page below. Either party may change its address or facsimile telephone number by written notice to the other party.

     9.2  Entire Agreement; Amendments. This Agreement and the attachments and
          ----------------------------
exhibits hereto constitute the entire agreement of the parties concerning the subject matter hereof, superseding all prior and contemporaneous proposals, negotiations, communications and agreements, written or oral, with respect to the subject matter of this Agreement. No representation or promise relating to and no amendment or modification of this Agreement will be binding unless it is in writing and signed by an authorized representative of each party.

     9.3  Assignment. Except as specifically provided for herein, neither this
          -----------
Agreement, nor any right or license under this Agreement, nor any Licensed Program or Documentation, may be assigned, sublicensed, distributed, sold, rented, leased or otherwise transferred by Licensee to a third party, other than a wholly-owned subsidiary of that party which uses the Licensed Program within the same Host ID at the same Licensed Server Location, without Verisity's prior written consent, which will not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement will bind and inure to the benefit of the successors and permitted assigns of Licensee and Verisity.

     9.4  Government Uses. If Licensee is an agency of the U.S. Government, this
          ---------------
Agreement will not be a valid or effective license unless Licensee will have executed and delivered to Verisity a Government Licensing and Contracting Addendum to this Agreement.

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     9.5  Lawful Use; Export. Licensee will comply with all applicable laws and
          ----------
regulations in its use of the Licensed Program and the Documentation. Licensee may not export, re-export or otherwise transfer the Licensed Program or the Documentation to any territory outside of the United States of America except with the prior written consent of Verisity, and then only in full compliance with the provisions of the United States Export Administration Act and the rules and regulations thereunder, and both the Licensed Program and the Documentation will be deemed "technical data" for purposes thereof.

     9.6  Governing Law; Captions; Waiver; Etc. This Agreement will be governed
          ------------------------------------
by and construed in accordance with the substantive laws of the State of California. The parties stipulate that all litigation under this Agreement not subject to the Arbitration requirement below will be brought in the state courts of Santa Clara County, California, or, for matters involving federal jurisdiction, in the United States District Court for the Northern District of California, and the parties each hereby submit to the personal jurisdiction of such courts. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not govern this Agreement, the rights and obligations of the parties hereunder, nor any agreement that may be executed to implement this Agreement. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or interpretation of this Agreement. Except for Licensee's obligation to pay Verisity, neither party will be liable for any failure to perform due to causes beyond the party's reasonable control. No waiver by a party of any breach of any provision of this Agreement will constitute a waiver of any other breach of that or any other provision of this Agreement. In the event that any of the provisions contained in this Agreement are held to be unenforceable, such provisions will be narrowed (or deleted if necessary) to the minimum extent necessary to make them enforceable.

     9.7  Arbitration. If there is any disagreement that cannot be resolved
          -----------
between the parties arising out of or relating to this Agreement (other than a dispute concerning the ownership of any copyright or other intellectual property right), any such dispute will be settled by binding arbitration in Santa Clara County, California, in accordance with the rules of the American Arbitration Association. Any party receiving an award in arbitration may have judgment entered on the award in any court having jurisdiction. The prevailing party in any dispute will be entitled to receive from the other party its reasonable attorneys' fees and costs.

     9.8  Injunctive Relief. Licensee hereby acknowledges that unauthorized
          -----------------
disclosure or use of the Licensed Program or the Documentation or any other breach of this Agreement could cause irreparable harm and significant injury to Verisity that may be difficult to ascertain. Accordingly, Licensee agrees that Verisity will have the right to obtain immediate injunctive relief to enforce obligations under this Agreement in addition to any other rights and remedies it may have.

     9.9  Independent Contractors. Each party will perform its obligations as an
          -----------------------
independent contractor and will be solely responsible for its own financial obligations. This Agreement will not create a joint venture, partnership, or principal and agent relationship between the parties. Neither party will have the authority or will represent that it has the authority to assume or create any obligation, express or implied on behalf of the other party, except as expressly provided herein.

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     9.10 Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which will be deemed an original, but all of such counterparts together will constitute one and the same agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the last day and year specified below.


VERISITY:                                    LICENSEE:

Verisity Design, Inc.

By: _________________________                By: __________________________

Title: ______________________                Title: _______________________

Date: _______________________                Date: ________________________


Address for notices to Verisity:             Address for notices to Licensee:

Verisity Design, Inc.
2041 Landings Drive
Mountain View, CA 94043
Phone (650) 934-6800                         Phone
Fax (650) 934-6801                           Fax
Attn:                                        Attn:

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                                   EXHIBIT A

Licensed Program and Specific Terms


Licensed Program
----------------

Specman Elite is a software system designed to assist in the design of hardware devices and software programs to verify the correctness of their designs. Specman Elite's main features are:

     A language (called `e'). Files written in the `e' language can be either loaded and interpreted, or translated by Specman Elite into the C language.
     A tool that helps users generate test scenarios with which to verify their designs, based (among other things) on user-defined constraints.
     A tool that helps users quantify certain aspects of the coverage of the tests they run, depending (among other things) on those aspects being explicitly declared by the user.
     Features that help users debug the verification environment they develop with Specman Elite.


Specific Terms
--------------

Licensee:

License Fee & Number of Licensed Copies:
     _____ (Qty.) Licensed Copies, with a License Fee of $________ per Licensed Copy.

Term of License (perpetual or time based):

Host ID:

Licensed Server Location:

Licensed Territory:

Third Party Software:

Initial Maintenance Term:

     Maintenance Fee: $6,000 per Licensed LAN Copy. See Article 6.2.

Delivery Site:

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                                   EXHIBIT B

Maintenance and Technical Support Services

For such periods as Licensee fully pays the Maintenance Fee, Verisity will provide the following services to Licensee (the "Services"):

1. Delivery of "Bug Updates" and New Releases. Whenever Verisity makes a "Bug Update" or "New Release" generally available to its customers who have purchased maintenance and technical support services, Verisity will provide a copy of same to Licensee, and Licensee will install the same on any computer on which it intends to operate the Licensed Program. A "Bug Update" is an interim release version of the Licensed Program in which certain previously identified Errors have been corrected. A "New Release" is an updated version of the Licensed Program with certain new functions and/or features, other than computer programs that include substantially new or different functions and/or features relative to the Licensed Program. Both Bug Updates and New Releases will include revised Documentation or release notes which, when read in conjunction with previously delivered Documentation, identifies with reasonably clarity the new or differing functions and/or features of the Licensed Program. Upon delivery to Licensee, any New Release will be considered a "Licensed Program" for purposes of this Agreement.

From time to time Verisity and Licensee will meet to discuss Verisity's product marketing and update plans with respect to the Licensed Program and to solicit suggestions from Licensee with respect to improvements to the functionality of the Licensed Program. The information disclosed to Licensee in such meetings will be considered confidential information subject to Article 4.2 of the Agreement.

Verisity will provide Licensee with periodic "bug" reports generated by Verisity's technical support staff, including possible work-arounds and status of planned corrections to the Licensed Program. The information disclosed to Licensee in such reports will be considered confidential information subject to
Article 4.2 of the Agreement.

2. Error Correction. Verisity will provide the following services for Errors (as
   ----------------
defined below) of which Verisity is notified by Licensee:

(a) For Critical Errors: Verisity will initiate work to verify and correct the
    -------------------
Error within 36 hours of the time when Verisity received the report of such Error. Verisity will diligently pursue the correction of the Error until the same is corrected. A "Critical Error" is an Error that materially impairs substantial functions of the Licensed Program or poses imminent danger to Licensee's equipment or data.

(b) For Non-Critical Errors: Verisity will use reasonable commercial efforts to
    ------------------------
correct the Error in future Bug Updates and/or New Releases. A "Non-Critical Error" is any Error other than a Critical Error.

An "Error" means a material failure of the Licensed Program to conform to its functional specifications as described in the applicable Documentation. Errors do not include, and Verisity will have no responsibility for, any of the following circumstances: (A) the Licensed Program has been modified by any person or entity other than Licensor; (B) the Licensed Program has been operated other than in accordance with Licensor's installation and operations instructions, including without limitation on computing devices or with computer operating systems and/or third party software other than that recommended by Licensor; (C) the Licensed Program has been damaged in any manner due to the fault of any person or entity other than Verisity; (D) Licensee fails to reasonably assist Verisity in verifying, reproducing and correcting error

                                       1
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conditions (for example, by providing telecommunications connections to
Licensee's computer equipment and providing sample output and other diagnostic information), or Verisity is unable after using reasonable commercial efforts to verify and reproduce the error condition reported by Licensee; (E) Licensee has failed to install the most recent Bug Update or New Release of the Licensed Program made available to Licensee pursuant to paragraph 1 above; or (F) any failure of the computer operating systems and/or third party software utilized by Licensee.

Error correction may include a temporary work-around, patch or bypass supplied by Verisity, or temporary implementation by Licensee of a computer or operational procedure, in order to diminish or avoid the effect of the Error. Licensee acknowledges that software, by its nature, will contain "bugs" (some of which may cause interruptions in use), and that operation of software on hardware configurations other than those on which the software has been developed and tested can create problems in the operation of the software. Accordingly, Verisity does not warrant that all Errors can be corrected, and Licensee agrees to implement appropriate procedures to back-up its data and programming work in order to avoid loss or cost in the event of data loss in using the Licensed Program.

3. "Hotline" Support. Verisity will make a qualified member of its technical
    -----------------
support staff available by telephone and e-mail during Verisity's normal business hours, to assist Licensee's System Administrator in the use and operation of the Licensed Program, and to report Error conditions. Licensee will designate a System Administrator who will be Licensee's sole liaison with Verisity for technical support, and will be responsible for providing first line support of the Licensed Program for Licensee's employees. If Licensee's System Administrator reports multiple Error conditions, he or she may request that Verisity resolve such Errors in a designated order of priority. Verisity's technical support staff will communicate to Licensee's Systems Administrator (by telephone, e-mail or fax) the status of Verisity's efforts to correct Critical Errors (i) if Verisity receives the Error report prior to 12 Noon Pacific Time, by responding on the same business day, or (ii) if the Error report is received later than that, by responding prior to 12 Noon Pacific Time on the next business day.

4. On-Site Support. During the Maintenance Term, Verisity will provide on-site
   ---------------
technical support at Licensee's facilities for any problem which cannot otherwise be diagnosed and resolved after reasonable attempts by Licensee's technical staff to reproduce, diagnose, and resolve the problem with the help of Verisity's technical staff through telephone discussions and/or electronic file exchanges: (i) if Licensee's facility is within 50 miles of Verisity's nearest support facility, at no charge to Licensee; or (ii) if Licensee's facilities are located more than 50 miles from Verisity's facility, then for separate charges for the travel time incurred by Verisity's technical support staff at Verisity's standard hourly rate, together with reimbursement of reasonable applicable travel and related expenditures consistent with Licensee's standard expense reimbursement policy.

                                       2